Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Berkshire Hills Bancorp, Inc. of:  (1) our report dated March 13, 2007, relating to the consolidated balance sheets of Berkshire Hills Bancorp, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006; and (2) our report dated March 13, 2007 relating to management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which reports appear in the Annual Report on Form 10-K of Berkshire Hills Bancorp for the year ended December 31, 2006.  We also consent to the reference to us under the heading “Experts” in the Prospectus included in such Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

June 26, 2007